EXHIBIT 10.10



                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement"), dated as of June 17, 1999, is made and entered into by and among American United Global, Inc. ("AUGI"), and Vogo Networks, LLC, a Delaware limited liability company of which Executive TeleCard, Ltd., doing business as eGlobe ("EXTEL"), is the only member (the "Buyer").

         WHEREAS, AUGI, EXTEL and the Buyer are parties to an Asset Purchase Agreement dated July 10, 1998, as amended, including by Amendment No. 3 dated June ___, 1999 (the "Purchase Agreement"); and

         WHEREAS, as part of the purchase price for the Assets under the Purchase Agreement EXTEL is issuing to AUGI a Note, in the form attached as Exhibit E to the Purchase Agreement (the "EXTEL Note"), in the amount of $500,000, the principal and interest payments under which EXTEL Note are to be secured by, and the Buyer is to grant a security interest in, all chattels, assets and property being acquired by the Buyer at the Closing under the Purchase Agreement, wherever located, and all products and proceeds thereof.

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement; and

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF SECURITY INTEREST. For the purpose of securing the payment of the indebtedness evidenced by the EXTEL Note, including all renewals, extensions and modifications thereof, and any fees and expenses payable thereunder (collectively, the "Obligations"), the Buyer hereby grants to AUGI (subject to Section 2 hereof) a security interest in the Assets being acquired by the Buyer at the Closing under the Purchase Agreement and described in
Section 1.1(a) through (g) of the Purchase Agreement, wherever located, and all products and proceeds thereof (collectively, the "Collateral").

         2. SUBORDINATION OF SECURITY INTEREST. The security interest granted under this Agreement shall not be a first priority security interest, but shall be (1) subordinated in all respects to security interests granted (previously or in the future) with respect to (i) the obligations described in paragraphs 1 and 2 of

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Exhibit B of  the  EXTEL  Note  and  (ii) the  obligations  being assumed by the
Buyer at the Closing under the Purchase Agreement, and any interest, penalties or other amounts which may accrue thereon, and (2) pari passu in all respects with security interests granted in connection with future indebtedness of the Buyer.

         3.  COVENANTS. The Buyer covenants and agrees as follows:

             (a) The Buyer will notify AUGI whenever any of the Collateral is removed from the location in which it is delivered at the Closing, except for temporary periods in the normal and customary use thereof.

             (b) The Buyer will, in all material respects, maintain, preserve and keep the Collateral which are tangible property (whether owned in fee or a leasehold interest) in good repair and working order, reasonable wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the economic efficiency thereof will be maintained and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same.

             (c) The Buyer will file, and pay all costs of filing, such financing, continuation and termination statements with respect to the security interests created hereby as AUGI may reasonably request, and AUGI is authorized to do all things that it deems necessary to perfect and continue perfection of the security interests created hereby.

             (d) The Buyer shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as AUGI may reasonably request to effectuate the purposes, terms, and conditions of this Agreement, whether before, at or after the closing of transactions contemplated hereby or the occurrence of an Event of Default under the EXTEL Note.

         4. EVENT OF DEFAULT. The occurrence of an Event of Default under the EXTEL Note shall constitute an Event of Default hereunder.

         5. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence and during the continuation of an Event of Default, AUGI may exercise any and all rights and remedies provided by the Uniform Commercial Code (New York) or other applicable law, as well as all other rights and remedies possessed by AUGI pursuant to the Purchase Agreement, all of which shall (to the extent permitted by law) be cumulative. Any notice of sale, lease or other intended disposition of the Collateral by AUGI sent to the Buyer at the address hereinafter set forth, at least


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ten  (10)  days  prior  to  such  action, shall constitute  reasonable notice to the Buyer. AUGI may waive any Event of Default before or after the same has been declared without impairing its right to declare a subsequent Event of Default hereunder.

         6. RELEASE OF SECURITY INTEREST. Upon payment in full of all Obligations, AUGI shall release the security interest created hereby and shall execute and deliver to the Buyer such termination statements and other agreements and documents as the Buyer may reasonably request to evidence such payment and release.

         7. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                             (a)  If to the Buyer:

                             Vogo Networks, L.L.C.
                             2000 Pennsylvania Avenue, NW
                             Suite 4800
                             Washington, DC  20006
                             Telecopier No.:  202-882-8984
                             Attention:  Chairman

                             (b)   If to AUGI:

                             American United Global, Inc.
                             c/o Gersten, Savage & Kaplowitz LLP
                             101 E. 52nd Street
                             New York, NY 10022

         8. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any determination that a term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this

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Agreement to effect the original intent of the parties as closely as possible so that transactions contemplated hereby are fulfilled to the extent possible.

         10. ENTIRE AGREEMENT. This Agreement (together with the EXTEL Note and the Purchase Agreement, as referred to or incorporated herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         11. SPECIFIC PERFORMANCE. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

         12. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         13. THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         14. FEES AND EXPENSES. Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

         15. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         16. GOVERNING LAW. All corporate law matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, and all other matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Notwithstanding the foregoing, it is the intention of the parties that, to the extent local law would govern with respect to Collateral located in a particular jurisdiction, this Agreement shall create a security interest or similar grant of rights under such local law with respect to Collateral located in such jurisdiction.

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         17.  COUNTERPARTS.  This Agreement may be executed and delivered in one
or  more  counterparts,   and  by  the  different  parties  hereto  in  separate
counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the Buyer and AUGI have caused this Agreement to be executed as of the date first above written.


                                 VOGO NETWORKS, LLC

                                 By:_______________________________
                                 Title:____________________________



                                 AMERICAN UNITED GLOBAL, INC.

                                 By:_______________________________
                                 Title:____________________________








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